Exhibit 99.1

NASDAQ OMX Group to Complete Acquisition of The Philadelphia Stock Exchange

NASDAQ OMX to Broaden Its Entry Into Derivatives Market

NEW YORK, July 24, 2008 (PRIME NEWSWIRE) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ), announced that it intends to complete its acquisition of The Philadelphia Stock Exchange today, expanding The NASDAQ OMX Group’s presence in the derivatives market. The Philadelphia Stock Exchange, which will be renamed NASDAQ OMX PHLX, is the nation’s oldest stock exchange, and with this acquisition NASDAQ OMX will operate the third largest options market in the U.S. NASDAQ OMX PHLX will be part of the NASDAQ Transaction Services U.S. group. It will continue as a distinct entity alongside The NASDAQ Options Market, launched in March 2008. With this transaction, NASDAQ OMX Group has a combined 17% market share in the U.S. equity options market between its two market models and a much larger footprint in global derivatives.

Upon the close of the transaction, Meyer “Sandy” Frucher, former Chairman and CEO of The Philadelphia Stock Exchange, will be appointed a Vice Chairman of the NASDAQ OMX Group reporting to Bob Greifeld, NASDAQ OMX CEO. The NASDAQ OMX Group also named Adam Nunes as Head of U.S. Options. Mr. Nunes will oversee all of NASDAQ OMX’s U.S. options trading efforts and report to Chris Concannon, Executive Vice President of NASDAQ OMX Transaction Services. Additionally, NASDAQ OMX appointed Thomas A. Wittman as President of NASDAQ OMX PHLX. Mr. Wittman, who will be based in Philadelphia, will oversee the operation of NASDAQ OMX PHLX and report to Adam Nunes.

“This transaction solidifies our position as a major player in the U.S. options market and is a critical step forward in our transformation as a global cash equities and derivatives exchange,” said Bob Greifeld, Chief Executive Officer of NASDAQ OMX. “The Philadelphia Stock Exchange’s rich history and strong options leadership coupled with its diverse product offering, existing market share and loyal customer base is a natural fit for NASDAQ OMX.”

Greifeld continued, “Through this transaction, we have brought talented executives into the NASDAQ OMX family and we are pleased to have a new presence in the Philadelphia business community. I am delighted to welcome Sandy Frucher to NASDAQ OMX Group’s management team as a Vice Chairman and commend him for his great contributions and for making The Philadelphia Stock Exchange the leading market it is today.”

“I am pleased to be joining the NASDAQ OMX Group,” said Meyer “Sandy” Frucher. “In this rapidly consolidating industry, the merger with NASDAQ OMX will ensure that the Philadelphia derivatives business will be a catalyst for growth in NASDAQ OMX’s global derivatives strategy. We share the belief that the options markets are poised for continued strong growth and we look forward to helping position the NASDAQ OMX options brand worldwide,” Frucher said.

“NASDAQ OMX recognized the fast-paced growth within the options industry and the need to offer customers new trading solutions and efficiencies. The Philadelphia Stock Exchange has always been a leading force and innovator within the options realm and we are delighted to have closed this deal,” commented Chris Concannon, NASDAQ OMX Executive Vice President. “NASDAQ OMX has also been successful in launching The NASDAQ Options Market platform with true price-time priority and together with NASDAQ OMX PHLX we will have an unsurpassed options offering in the U.S., offering customers two market models, a robust product portfolio, price optionality, cost efficiencies and the fastest platform in the industry,” added Chris Concannon.

Through NASDAQ OMX PHLX, the NASDAQ OMX Group will offer customers both electronic and hybrid floor-based options trading to better address diverse customer needs. The NASDAQ Options Market will continue to operate as a separate market offering true price/time priority.

NASDAQ OMX PHLX plans to maintain operations at The Philadelphia Stock Exchange building along with the options trading floor.

About NASDAQ OMX Group

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, and with over 3,900 companies, it is number one in worldwide listings among major markets. NASDAQ OMX Group offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; the OMX Nordic Exchange, including First North; and the 144A PORTAL Market. The company offers trading across multiple asset classes including equities, derivatives, commodities, structured products and ETFs. NASDAQ OMX Group technology supports the operations of over 60 exchanges, clearing organizations and central securities depositories in more than 50 countries. OMX Nordic Exchange is not a legal entity but describes the common offering from NASDAQ OMX Group exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to statements about our transaction with The Philadelphia Stock Exchange and other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual report on Form 10-K for the fiscal year ending December 31, 2007 which is available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

NDAQG

CONTACT:	NASDAQ OMX
Media Contact:
Silvia Davi
(646) 441-5014
silvia.davia@nasdaqomx.com
Investor Contact:
Vincent Palmiere
(301) 978-5242
vincent.palmiere@nasdaqomx.com